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                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT

     This is a Purchase Agreement ("Agreement") between the following parties:

NAME                                  ADDRESS                 DESIGNATION
----                                  -------                 -----------
Community Shores Bank, a              1030 West Norton Ave.   "Buyer"
Michigan banking corporation          Muskegon, MI 49441

Williamsburg Court Apartments, LLC,   1600 S. Beacon Blvd.,   "Seller"
A Michigan corporation                Suite 260
                                      Grand Haven, MI 49417

                             STATEMENT OF AGREEMENT

     For their mutual convenience and protection, and in consideration of their mutual covenants and benefits contained in this Agreement, the parties agree as follows:

     1. Effective Date. This Agreement shall be effective as of the date of the execution hereof by the Seller as set forth in Paragraph 20 ("Effective Date").

     2. Offer to Purchase. Buyer offers to purchase and Seller agrees to sell approximately One and Twenty-Five Hundredths (1.25) acres of real property in the City of Grand Haven, Ottawa County, Michigan, consisting of the southwesterly most Two Hundred (200) feet of frontage on US-31 by Two Hundred Seventy-One (271) feet of land running West to East; such property also being part of the Five and Twenty-Four Hundredths (5.24) acre parcel commonly known as 1106 South Beacon Boulevard. A site sketch of the location is attached hereto as Exhibit A. Said property together with all buildings, improvements, easements, division rights, hereditaments and appurtenances situated on or associated with the land is collectively referred to herein as the "Premises."

     3. Purchase Price. The Purchase Price for Premises shall be One Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($1,125,000.00).

     4. Payment of Purchase Price. The Buyer shall pay the full Purchase Price in cash or cash equivalent to the Seller upon execution and delivery of a Warranty Deed and performance by Seller of the closing obligations specified in this Agreement.

     5. Earnest Deposit. Upon Seller's acceptance of this offer, Buyer shall deposit with Transnation Title Insurance Company ("Transnation") an amount of Ten Thousand and 00/100 Dollars ($10,000.00) ("Earnest Deposit"), evidencing Buyer's good faith, to be held by Transnation and applied to the Purchase Price upon closing of the transaction contemplated herein. If the purchase/sale does not close for any reason other

                                                                    Exhibit 10.1

than default of Buyer, this deposit shall promptly be refunded in full to Buyer upon Buyer's notice as described in Paragraph 9 below.

     6. Title Insurance. After Effective Date, Buyer shall obtain a commitment for an owner's policy of title insurance without exceptions and in the amount of the Purchase Price. At the time of closing, such title commitment shall be updated through the date of closing and shall be marked up to show Buyer as the fee title holder. The title commitment and title policy shall be without standard exceptions, effective as of the date of closing, and shall include endorsements as Buyer may require. The Seller shall pay for the cost of the title policy and title commitment, except that Buyer shall pay any costs to provide endorsements.

     7. Access. From and after the Effective Date, at Buyer's expense, Buyer may conduct such feasibility studies, due diligence, evaluations, and information gathering regarding the Premises as Buyer shall determine. Subject to the foregoing, Buyer and Buyer's agents, employees, and designees may enter upon the Premises for the purposes of inspecting, making surveys, and soil tests, obtaining topographical information and completing other similar preliminary development work. Buyer shall promptly repair any damage to the Premises which may be caused by Buyer or its representatives while on the Premises and Buyer shall hold Seller harmless from any liability related to entry of Premises by Buyer or Buyer's agents for purposes described in this Paragraph 7. Notwithstanding the foregoing, however, Buyer acknowledges that Seller is operating a business from Premises and will endeavor to conduct diligence herein referenced and further defined in Paragraph 9 in such a way as to cause minimal, if any, interference with Seller's business operation.

     8. Terms and Conditions of Purchase. Purchase shall be subject to the following terms and conditions:

     (a) Within Twenty (20) days of execution, Seller shall provide, in a form satisfactory to Buyer, verification of the ownership entity holding title to Premises and an executed resolution or other documentation authorizing the signator in Paragraph 20 below to enter into this Agreement and proceed to the sale of Premises.

     (b) Seller agrees to cooperate with Buyer in the obtaining of any governmental approvals that may be needed including, but not limited to, site plan approval and zoning.

     (c) Buyer may assign its interest in this Agreement to a related entity subject to Seller's prior written approval, which shall not be unreasonably withheld.

     9. Contingencies of Purchase. Purchase shall be subject to and contingent upon the meeting of the following contingencies to Buyer's sole satisfaction and at Buyer's sole cost:

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                                                                    Exhibit 10.1

     (a) Approval of purchase of Premises by (i) Community Shores Bank Board of Directors, and (ii) the Audit Committee of the Board of Directors of Community Shores Bank Corporation or another independent body of such Board that may appropriately approve the Purchase under applicable rules of the Nasdaq Stock Market; each such approval being received within Thirty (30) days of -Effective Date.

     (b) Review of all conditions relating to Premises including, but not limited to, the following: Environmental, engineering, ALTA survey, zoning, soil borings, wetlands, and acceptable title insurance commitment to Buyer's sole satisfaction. Buyer shall complete such review by no later than Seventy-Five (75) days following Effective Date.

     (c) Prior to closing Seller shall provide to Buyer satisfactory written evidence that Buyer's proposed use of the subject property as a bank branch is acceptable to the municipality subject to a proper site plan, etc.

Buyer and its representatives and consultants shall, subject to the terms of this Agreement, have the right for a period of Seventy-Five (75) days from Effective Date (the "Inspection Period") to perform such tasks as Buyer deems reasonably necessary related to diligent review of Premises, subject to the other terms and provisions of this Agreement. On or before expiration of the Inspection Period, as may be extended, Buyer may provide written notice to Seller that Buyer elects to proceed with closing hereunder ("Notice to Proceed") or, in the alternative, Buyer may notify Seller that contingencies of closing cannot be met to Buyer's satisfaction ("Notice to Withdraw"). Upon Seller's receipt of Notice to Withdraw, which may be issued during Inspection Period for any reason in Buyer's sole discretion, Earnest Deposit shall be refunded in full to Buyer and neither Buyer nor Seller shall have any further obligation to terms and conditions of this Purchase Agreement.

     10. Leases and Property Management. This Agreement shall be subject to tenants' rights. To the best of Seller's knowledge, all existing Lease terms affecting occupied buildings on the Premises shall expire on or before September 1, 2006. Seller agrees to use its best efforts to insure that all tenants are removed from the subject property not later than June 1, 2006, provided that the one tenant whose lease is believed to expire in August 2006 will be removed not later than September 1, 2006 if all of Seller's attempts to remove said tenant beforehand fail. Security deposits on the applicable occupied building shall be transferred to Buyer at the closing. Tenant rents and expenses shall be prorated as of the date of closing, with the date of closing credited to Buyer.

Seller shall manage, or cause to be managed, the Premises on behalf of Buyer and at Seller's sole expense from the date of the closing until, and for a period not to exceed, December 31, 2006. Prior to closing, Seller shall provide to Buyer the proposed Management Contract, which contract shall be satisfactory to Buyer.

                                                                    Exhibit 10.1

     11. Taxes and Special Assessments. Taxes and assessment installments delinquent for years prior to closing are to be paid in full by Seller. Real estate taxes and assessments billed during the year of the closing shall be paid on a calendar year basis with Buyer assuming all such taxes and assessments after date of closing and Seller paying the taxes and assessments owed through date of closing. Prorations shall be based upon the last known taxable value of the entire parcel and last known millage rates, divided by 6 to reflect the portion of Seller's parcel being conveyed to Buyer. Any security deposits Seller or its agent may receive from tenants as part of collected rents following the closing, as set forth in Paragraphs 9(b) and 10 above, shall become the property of Buyer.

     12. Representations of Seller. Except as otherwise provided or acknowledged in this Agreement, Seller represents the following to the best of its knowledge:

     (a) Seller's interest in the Premises shall be transferred to Buyer on the closing date, free from liens, encumbrances and claims of others, except for tenants rights as specified in Paragraph 10 above.

     (b) The performance of the obligations of the Seller under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order of judgment applicable to Seller of the Premises.

     (c) There is no claim, dispute, litigation or proceeding pending, or to the Seller's knowledge threatened, against or involving the Seller or the Premises and the Seller does not know of or have reason to know of any ground for any such litigation or proceeding which could have an adverse impact on Buyer or Buyer's title to and use of the Premises before or after closing.

     (d) Seller shall continue to maintain the Premises in a state of good condition and repair during the interim between the signing of this Agreement and the closing date.

     (e) Seller is without the personal knowledge as to the presence on the Premises of any toxic or hazardous substances or of any underground storage tanks.

     (f) There are no pending or threatened condemnation proceedings against the whole or any part of the Premises.

     (g) Seller, through the person(s) executing this Agreement, has full power and authority to enter into this Agreement and to assume and perform all the obligations under this Agreement.

                                                                    Exhibit 10.1

     (h) Seller agrees not to convey any of its residual property from which the Premises shall be divided to any individual or business that competes with the primary business of the Buyer or its Assigns. For purposes of this Agreement, the "primary business" of the Buyer is a banking institution, and like businesses (savings and loans, credit unions, etc.) shall be prohibited. The definition of Buyer's "primary business" shall not include, for example, insurance, investments or securities brokerage. This covenant not to compete shall "run with the land" and Seller shall restrict its deeds accordingly.

     (i) In the event that Seller's remainder parcel immediately North of the Premises and with equivalent depth (approximately 271 feet) along US-31 is redeveloped into office space, such building(s) shall be designed and constructed using a standard of quality equal to, or superior to, that of the Buyer's corporate banking office Muskegon, Michigan.

     13. Representations of Buyer. Except as otherwise provided or acknowledged in this Agreement, Buyer represents the following to the best of its knowledge:

     (a) The performance of the obligations of Buyer under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order or judgment applicable to Buyer.

     (b) There is no litigation or proceeding pending, or to the Buyer's knowledge threatened, against or involving the Buyer, and the Buyer does not know or have reason to know of any grounds for any such litigation or proceeding which could have an adverse impact on Seller or Seller's interest in this Agreement.

     (c) In entering into this Agreement, Buyer has not relied upon any written or verbal representations of Seller regarding the Premises or any aspect of this transaction which are not expressly set forth in this Agreement.

     14. Closing and Possession. Buyer may provide the Notice to Proceed to Seller on or before the expiration of the Inspection Period. If Buyer shall fail to provide the Notice to Proceed within the Inspection Period, this agreement shall terminate, and neither party shall have any further obligation to the other. If Buyer shall provide a Notice to Proceed, the delivery of such Notice shall be deemed a waiver of all contingencies of Buyer herein and the parties shall proceed to closing, which shall occur not later than Fifteen (15) days after delivery of Notice to Proceed. Conveyance shall be by Warranty Deed in a form satisfactory to Buyer. Possession shall also be subject to tenants' rights.

     15. Default. If the Buyer defaults on the terms and conditions of this Agreement and Seller is not in default, the Seller shall be entitled to retain Earnest Deposit as liquidated damages and as its sole remedy. If Seller defaults under this Agreement, Buyer shall be entitled to the prompt return of Earnest Deposit and Buyer

                                                                    Exhibit 10.1

may pursue Buyer's legal and/or equitable remedies, including specific performance, against Seller.

     16. Costs of Closing. The Seller agrees to pay for the following closing costs: revenue stamps or other real estate transfer taxes, the recording of any documents necessary to clear the title, and one-half of all closing fees charged by Transnation. The Buyer shall pay any costs for any pre-purchase inspections of the Premises, recording of the deed, and one-half of all closing fees charged by Transnation. Notwithstanding the foregoing, however, each party shall be responsible to pay its own attorney fees in connection herewith.

     17. Provision of Site Information. Within Ten (10) days of Seller's execution of this Agreement, Seller shall provide to Buyer copies of any site diligence, studies, or information in its possession or available to it concerning Premises including, but not limited to, environmental assessments, surveys, title insurance, soil borings, and wetlands reviews. All information described in this paragraph shall be returned to Seller in the event Buyer does not proceed to closing of its purchase of Premises.

     18. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Agreement sets forth the entire agreement between the parties and may not be amended, modified, altered or changed except in writing signed by both parties. No provision of this Agreement shall be interpreted for or against any party because that party or that party's attorney drafted the provision. This Agreement shall be governed by and construed according to the laws of the State of Michigan. All representations and warranties made in this Agreement shall survive the closing. All notices and other communications to be given or made hereunder shall be in writing and deemed given only if sent by registered or certified U.S. mail, return receipt requested, postage prepaid, or by overnight delivery service to the parties at their addresses as set forth on page 1 of this Agreement. All such notices or other communications shall be deemed to be given on the date when mailed. Either party may change the address to which notices and communications to it are to be sent by giving notice of any such change of address in the manner heretofore prescribed. This Agreement may be executed in counterparts or via facsimile and each counterpart and facsimile hereof shall be effective as an original of this Agreement.

     19. Deadline. The offer represented by this Agreement shall remain open only until 5 p.m. on ______________ __, 2005. If the Seller has not executed and delivered an original copy of this Agreement to the Buyer at or before such time, this Agreement shall terminate and neither party shall have any obligation to the other related thereto.

                  (Remainder of Page Intentionally Left Blank.)

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                                                                    Exhibit 10.1

This offer to purchase is dated this 4th day of November 2005.

                                        BUYER

                                        Community Shores Bank,
                                        a Michigan banking corporation

                                        /s/ Jose A. Infante
                                        ----------------------------------------
                                        By:   Jose A. Infante
                                            ------------------------------------
                                        Its:  Vice Chairman
                                             -----------------------------------

     20. Acceptance. This above offer is hereby accepted as written on this 4th day of November 2005 ("Effective Date").

                                        SELLER

                                        Williamsburg Court Apartments, L.L.C.,
                                        a Michigan limited liability
                                        corporation


                                        /s/ William J. Fettis
                                        ----------------------------------------
                                        By: William J. Fettis
                                        Its: Manager

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                                                                    Exhibit 10.1

                                    EXHIBIT A

                                   SITE SKETCH